As filed with the Securities and Exchange Commission on August 28, 2003
                                                           Registration No. 333-
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                      Wyeth
             (Exact name of registrant as specified in its charter)

           Delaware                                       13-2526821
 (State or other jurisdiction               (I.R.S. Employer Identification No.)
  of incorporation or organization)

                               Five Giralda Farms
                            Madison, New Jersey 07940
                                 (973) 660-5000
        (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

                             Lawrence V. Stein, Esq.
                    Senior Vice President and General Counsel
                                      Wyeth
                               Five Giralda Farms
                               Madison, New Jersey
                                 (973) 660-5000
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
   Jeffrey S. Sherman, Esq.                         Joseph H. Kaufman, Esq.
            Wyeth                                Simpson Thacher & Bartlett LLP
      Five Giralda Farms                             425 Lexington Avenue
  Madison, New Jersey 07940                        New York, New York 10017
        (973) 660-5000                                  (212) 455-2000


     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [ X ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE
================================================================================
                                       Proposed
                                       Maximum      Proposed
Title of Each Class        Amount      Aggregate    Maximum         Amount of
   of Securities           to be       Price Per    Aggregate       Registration
  to be Registered     Registered(1)   Unit(2)(3)   Offering Price  Fee(4)
--------------------------------------------------------------------------------
Debt Securities......  $2,500,000,000     100%      $2,500,000,000    $202,250
================================================================================

(1) For debt securities issued with an original issue discount, the amount to be registered is the amount as shall result in aggregate gross proceeds of up to $2,500,000,000.
(2) Estimated solely for the purpose of determining the registration fee.
(3) Excluding accrued interest and accrued amortization of discount, if any.
(4) The registration fee has been calculated in accordance with rule 457(o) of the Securities Act of 1933.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

                  Subject to completion, dated August 28, 2003

Prospectus

                                      Wyeth
                                 $2,500,000,000
                                 Debt Securities

     This prospectus forms part of a shelf registration statement that we filed with the Securities and Exchange Commission. We may use that registration statement to offer and sell, in one or more offerings at various times, up to a total of $2,500,000,000 of our debt securities.

     We may offer and sell debt securities in different series that have different terms and conditions. This prospectus provides you with a general description of certain material terms of those debt securities. When we sell a particular series of the debt securities, we will provide a prospectus supplement describing the specific terms and conditions of that series of debt securities, including:

          o    the public offering price;


          o    the maturity date;


          o    the interest rate or rates, which may be fixed or variable;


          o    the times for payment of principal, interest and any premium; and


          o    any redemption provisions of the debt securities in the series.


     The particular prospectus supplement may also contain important information about U.S. federal income tax consequences and, in certain circumstances, consequences under other countries' tax laws to which you may become subject if you acquire the debt securities being offered by that prospectus supplement. The prospectus supplement may also update or change information contained in this prospectus.

     THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

     You should read carefully both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information About Us" before making your investment decision.

     We maintain our principal executive offices at:

     Five Giralda Farms
     Madison, New Jersey 07940
     Telephone:  (973) 660-5000

     Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is       , 2003.

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

Forward-Looking Information May Prove Inaccurate.............................2
Where You Can Find More Information About Us.................................3
About Wyeth..................................................................4
Ratio of Earnings to Fixed Charges...........................................5
Use of Proceeds..............................................................5
Description of Debt Securities...............................................6
Tax Consequences To Holders.................................................12
Plan of Distribution........................................................13
Legal Matters...............................................................14
Experts.....................................................................14


                FORWARD-LOOKING INFORMATION MAY PROVE INACCURATE

     This prospectus contains or incorporates by reference "forward-looking statements" as that term is used in federal securities laws about our financial condition, results of operations and business. These statements include, among others:

     o statements concerning the benefits that we expect will result from our business activities and certain transactions we have completed, such as increased revenues, decreased expenses and avoided expenses and expenditures; and


     o statements of our expectations, beliefs, future plans and strategies, anticipated developments and other matters that are not historical facts.


     These statements may be made expressly in this prospectus, or may be incorporated by reference to other documents filed with the Securities and Exchange Commission (the "SEC"). You can identify many of these statements by looking for words such as "believes," "expects," "anticipates," "estimates," or similar expressions used in this prospectus or incorporated by reference in this prospectus.

     These forward-looking statements are subject to numerous assumptions, risks and uncertainties that may cause our actual results to be materially different from any future results expressed or implied by us in those statements, including the risks and uncertainties of a research-based pharmaceutical and health care company detailed in the documents filed with the SEC and incorporated by reference in this prospectus.

     Because the statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements. We caution you not to place undue reliance on the statements, which speak only as of the date of this prospectus or, in the case of documents incorporated by reference, the date of the applicable document.

     The cautionary statements contained or referred to in this section should be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. We do not undertake any obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the SEC's public reference facilities in Washington, D.C., New York, New York, and Chicago, Illinois. For further information on the public reference rooms, please call the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. In addition, our SEC filings may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

          o our Annual Report on Form 10-K, filed on March 31, 2003, for the year ended December 31, 2002; and

          o our Quarterly Reports on Form 10-Q, filed on May 15, 2003, for the quarter ended March 31, 2003, and on August 8, 2003, for the quarter ended June 30, 2003.

     You may obtain documents incorporated by reference into this prospectus at no cost by requesting them in writing from us at the following address:

                               Investor Relations
                                      Wyeth
                               Five Giralda Farms
                            Madison, New Jersey 07940
                               Tel: (973) 660-5000

     Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or therein, or in any other subsequently filed document that also is or is deemed to be incorporated herein or therein by reference, modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed to constitute a part of this prospectus except as so modified or superseded.

     The prospectus constitutes a part of a registration statement on Form S-3 (referred to herein, including all amendments and exhibits, as the "Registration Statement") that we have filed with the SEC under the Securities Act of 1933, as amended. This prospectus does not contain all of the information contained in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. We refer you to the Registration Statement and related exhibits for further information regarding us and our debt securities. The Registration Statement may be inspected at the public reference facilities maintained by the SEC at the addresses set forth above. Statements contained in this prospectus concerning the provisions of any document filed as an exhibit to the Registration Statement are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

                                   ABOUT WYETH

     We are one of the world's largest research-based pharmaceutical and health care products companies. In March 2002, we changed our name to Wyeth after being known for 76 years as American Home Products Corporation.

     We are a leader in the discovery, development, manufacturing and marketing of pharmaceuticals, vaccines, biotechnology products and non-prescription medicines. We are also a global leader in animal health care.

     We specialize in therapy areas of critical need, including neuroscience therapies, gastrointestinal diseases, musculoskeletal therapies, vaccines, infectious diseases, women's health care, cardiovascular diseases, transplantation and oncology. Our research and development utilizes three technology platforms: small molecules, vaccines and protein pharmaceuticals.

     Our pharmaceuticals segment manufactures, distributes, and sells branded human ethical pharmaceuticals, biologicals, nutritionals, and animal biologicals and pharmaceuticals. These products are promoted and sold worldwide primarily to wholesalers, pharmacies, hospitals, physicians, retailers, veterinarians, and other human and animal health care institutions. Some of these sales are made to large buying groups representing certain of these customers. Principal product categories for human use and their respective products are: neuroscience therapies including EFFEXOR (marketed as EFEXOR internationally), EFFEXOR XR and ATIVAN; cardiovascular products including ALTACE; nutritionals including S26, 2nd Age PROMIL and 3rd Age PROGRESS (international markets only); gastroenterology drugs including ZOTON (international markets only) and PROTONIX (U.S. market only); anti-infectives including ZOSYN (marketed as TAZOCIN internationally); vaccines including PREVNAR (marketed as PREVENAR internationally); oncology therapies; musculoskeletal therapies including
ENBREL (which, under an agreement, is co-promoted by Wyeth and Amgen in the United States and Canada with Wyeth having exclusive international rights to the product) and SYNVISC; hemophilia treatments including BENEFIX Coagulation factor IX (recombinant) and REFACTO albumin-free formulated factor VIII (recombinant); immunological products including RAPAMUNE; and women's health care products including PREMARIN, PREMPRO, PREMPHASE, and TRIPHASIL (marketed as TRINORDIOL internationally). Principal animal health product categories include pharmaceuticals, vaccines including WEST NILE - INNOVATOR, endectocides including CYDECTIN, and growth implants.

     Our consumer healthcare segment manufactures, distributes and sells over-the-counter health care products. Principal consumer healthcare product categories and their respective products are: analgesics including ADVIL products; allergy/cough/cold remedies including ALAVERT, ROBITUSSIN products and DIMETAPP products; nutritional supplements including CENTRUM products, CALTRATE and SOLGAR products; hemorrhoidal, antacid, asthma and other relief items including PREPARATION H and CHAP STICK products. These products are generally sold to wholesalers and retailers and are promoted primarily to consumers worldwide through advertising. These products are manufactured in the United States and Puerto Rico, and in 11 foreign countries.

     We are incorporated in the State of Delaware, and the address of our principal offices is Five Giralda Farms, Madison, New Jersey 07940. Our telephone number is 973-660-5000. You may visit us at our web site located at www.wyeth.com. The information contained in our web site has not been, and shall not be deemed to be, incorporated by reference into this prospectus.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table shows our consolidated ratio of earnings to fixed charges for the most recent interim period and for each of the five most recent fiscal years ended on December 31.

                      Six months ended    ----   ----   ----   ----   ----
                       June 30, 2003      2002   2001   2000   1999   1998
                      ----------------    ----   ----   ----   ----   ----

Ratio of earnings
  to fixed charges...      18.0           15.0   7.2     *      *     9.3


* The results of operations for the years ended December 31, 2000 and 1999 were inadequate to cover total fixed charges as defined. The coverage deficiencies for the years ended December 31, 2000 and 1999 were $1,171,633,000 and $1,892,692,000, respectively.

     For the purposes of the table above, earnings are defined as income (loss) from continuing operations before income taxes, less equity earnings and capitalized interest, plus fixed charges, distributed income of equity investees, minority interests and amortization of capitalized interest. Fixed charges include interest expense on all debt, amortization of deferred debt issuance costs, capitalized interest and the portion of rental expense on operating leases attributable to interest.


                                 USE OF PROCEEDS

     Unless otherwise indicated in the prospectus supplement, we will use all or a portion of the net proceeds from the sale of our securities offered by this prospectus and the prospectus supplement for general working capital purposes. General working capital purposes may include repayment of debt, capital expenditures, possible acquisitions and any other purposes that may be stated in any prospectus supplement. The net proceeds may be invested temporarily or applied to repay short-term or revolving debt until they are used for their stated purpose.

                         DESCRIPTION OF DEBT SECURITIES

     We have summarized below material provisions of the debt securities that we will offer and sell pursuant to this prospectus and material provisions of the indenture. However, you should understand that this is only a summary. We have not described all of the provisions of the indenture. We have filed the indenture with the SEC, and we suggest that you read the indenture. We are incorporating by reference the provisions of the indenture referred to by section numbers and summarized below. The following summary is qualified in its entirety by those provisions of the indenture. For purposes of this section, the term "Company" refers only to Wyeth and not to any of its subsidiaries.

General

     The debt securities will be issued under an indenture dated as of April 10, 1992, as amended on October 13, 1992 between the Company and JPMorgan Chase Bank as trustee.

     Numerical references in parentheses below are to sections in the indenture. Wherever particular sections or defined terms of the indenture are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference.

     We will describe the particular terms and conditions of any series of debt securities offered in the applicable prospectus supplement. The prospectus supplement, which we will file with the SEC, may or may not modify the general terms found in this prospectus. For a complete description of any series of debt securities, you should read both this prospectus and the prospectus supplement relating to that series of debt securities.

     As a holder of debt securities issued under the indenture, you will be one of our unsecured creditors and will have a right to payment equal to that of our other unsecured creditors. As of the date of this prospectus, the principal amount of debt securities outstanding under the indenture is $6.1 billion. The indenture does not limit the amount of debt securities that may be issued under it and provides that debt securities may be issued under it from time to time in one or more series.

     With respect to each particular series of debt securities that we offer by this prospectus, the prospectus supplement will describe the following terms of each series of debt securities:

     o    the title of the series;

     o the maximum aggregate principal amount, if any, established for debt securities of the series;

     o the maximum aggregate initial public offering price, if any, established for the debt securities of the series;

     o    the date or dates on which the principal will be paid;

     o the conditions pursuant to which and the times at which any premium on the debt securities of the series will be paid;

     o the annual rate or rates, if any, which may be fixed or variable, at which the debt securities of the series shall bear interest, or the method or methods by which the rate or rates, if any, at which the debt securities of the series shall bear interest may be determined;

     o    the date or dates from which interest, if any, shall accrue;

     o the dates on which any accrued interest shall be payable and the record dates for the interest payment dates;

     o the percentage of the principal amount at which the debt securities of the series will be issued, and if less than face amount, the portion of the principal amount that will be payable upon acceleration of those debt securities' maturity or at the time of any prepayment of those debt securities or the method for determining that amount;

     o whether we may prepay the debt securities of the series in whole or part and, if so, the time or times at which any such prepayment may be made, whether the prepayment may be made in whole or may be made in part from time to time and the terms and conditions on which such prepayment may be made, including the obligation to pay any premium or any other make-whole amount in connection with any prepayment;

     o the offices or agencies where the debt securities of the series may be presented for registration of transfer or exchange;

     o the place or places where the principal of, premium, if any, and interest, if any, on debt securities of the series will be paid;

     o whether we will have the right to redeem or repurchase the debt securities of the series, in whole or in part, at our option, when those redemptions or repurchases may be made, the redemption or repurchase price or the method or methods for determining the redemption or repurchase price, and any other terms and conditions relating to any such redemption or repurchase by us;

     o whether, when, on what terms and at whose option we will be obligated to redeem or repurchase the debt securities of the series in whole or part at any time pursuant to any sinking fund or analogous provisions or without the benefit of any sinking fund or analogous provisions, and any redemption or repurchase price or the method for determining any redemption or repurchase price;

     o if other than denominations of $1,000 and any integral multiple thereof, the denominations in which we will issue debt securities of the series;

     o the currency in which we will pay principal, any premium, interest or other amounts owing with respect to the debt securities of the series, which may be United States dollars, a foreign currency or a composite currency;

     o any index, formula or other method that we must use to determine the amount of any payment of principal, any premium or interest on the debt securities of the series;

     o if the debt securities of the series are subordinated in right of payment to other securities, the terms and conditions of subordination;

     o whether, and under what conditions, we will be required to pay any additional amounts;

     o whether the debt securities of the series will be issued in certificated or book-entry form;

     o any addition to, or change in, the events of default with respect to, or covenants relating to, the debt securities in the series;

     o whether the debt securities of the series will be subject to defeasance as provided in the indenture; and

     o any other specific terms and conditions of the series of debt securities.

     If we sell any series of debt securities that we may pay in, or that are denominated in, one or more foreign currencies, currency units or composite currencies, we will disclose any material applicable restrictions, elections, tax consequences, specific terms and other information with respect to that series of debt securities and the relevant currencies, currency units or composite currencies in the prospectus supplement relating to the offer of that series.

     We may also offer and sell a series of the debt securities as original issue discount securities, bearing no interest or interest at a rate that at the time of issuance is below market rates, or at a substantial discount below their stated principal amount. We will describe the income tax consequences and other special considerations applicable to any original issue discount securities of that kind described in the prospectus supplement relating to that series.

Restrictive Covenants

     Limitation on Liens. The indenture provides with respect to each series of debt securities that, unless the terms of such series of debt securities provide otherwise, the Company will not create or assume, or permit any Restricted Subsidiary (as defined below) to create or assume, any mortgage, pledge, security interest or lien ("Mortgage") of or upon any Principal Property (as defined below) or shares of capital stock or indebtedness of any Restricted Subsidiary, unless the debt securities of such series are secured by such a Mortgage equally and ratably with all other indebtedness thereby secured. Such covenant does not apply to:

     (a) Mortgages on any Principal Property, shares of stock or indebtedness of any corporation existing at the time such corporation becomes a Restricted Subsidiary;

     (b) Mortgages on any Principal Property acquired, constructed or improved by the Company or any Restricted Subsidiary after the date of the indenture which are created or assumed contemporaneously with such acquisition, construction or improvement or within 120 days after the latest of the acquisition, completion of construction (including any improvement on any existing property) or commencement of commercial operation of such property;

     (c) Mortgages on any Principal Property or shares of stock or indebtedness acquired from a corporation merged with or into the Company or a Restricted Subsidiary;

     (d) Mortgages on any Principal Property to secure indebtedness of a Restricted Subsidiary to the Company or another Restricted Subsidiary;

     (e) Mortgages on any Principal Property in favor of the United States of America or any State thereof or The Commonwealth of Puerto Rico or any political subdivisions thereof to secure progress or other payments or to secure indebtedness incurred for the purpose of financing the cost of acquiring, constructing or improving such Principal Property (including Mortgages incurred in connection with pollution control, industrial revenue, Title XI maritime financings or similar financings);

     (f)  Mortgages existing on the date of the indenture; and

     (g) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Mortgage referred to in the foregoing clauses (a) to (f), inclusive. (Section 3.6)

     Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may, without securing the debt securities of any series, create or assume Mortgages (which would otherwise be subject to the foregoing restrictions) securing indebtedness in an aggregate amount which, together with all other Exempted Debt (as defined) of the Company and its Restricted Subsidiaries, does not at the time exceed 10% of the Company's consolidated net tangible assets (defined in the indenture as total assets less current liabilities and intangible assets). (Section 3.6)

     Sale and Lease-Back Transactions. The indenture provides with respect to each series of debt securities that, unless the terms of such series of debt securities provide otherwise, Sale and Lease-Back Transactions (as defined) by the Company or any Restricted Subsidiary of any Principal Property are prohibited except in the event that (a) the Company or such Restricted Subsidiary would be entitled to incur indebtedness secured by a Mortgage on the Principal Property to be leased equal in amount to the Attributable Debt (as defined) with respect to such Sale and Lease-Back Transaction without equally or ratably securing the debt securities of such series; or (b) the Company applies an amount equal to the fair value of the property sold to the purchase of Principal Property or to the retirement of Long-Term Indebtedness (as defined) of the Company within 120 days of the effective date of any such Sale and Lease-Back Transaction. In lieu of applying such amount to such retirement the Company may deliver debt securities to the trustee for cancellation, such debt securities to be credited at the cost thereof to the Company. (Section 3.7)

     Notwithstanding the foregoing, the Company or any Restricted Subsidiary may enter into any Sale and Lease-Back Transaction (which would otherwise be subject to the foregoing restrictions) as long as the Attributable Debt resulting from such Sale and Lease-Back Transaction, together with all other Exempted Debt (as defined) of the Company and its Restricted Subsidiaries, does not at the time exceed 10% of the Company's consolidated net tangible assets. (Section 3.7)

     The term "Principal Property" means the Company's principal office building and each manufacturing plant or research facility located within the territorial limits of the States of the United States of America or The Commonwealth of Puerto Rico (but not within any other territorial possession) of the Company or a Subsidiary except such as the Board of Directors by resolution reasonably determines (taking into account, among other things, the importance of such property to the business, financial condition and earnings of the Company and its consolidated Subsidiaries taken as a whole) not to be a Principal Property. (Section 1.01)

     The term "Subsidiary" means any corporation the outstanding securities of which having ordinary voting power to elect a majority of the board of directors of such corporation are at the time owned or controlled by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries, other than a Subsidiary which is engaged primarily in financing receivables, making loans, extending credit, providing financing from foreign sources or other activities of a character conducted by a finance company. The term "Restricted Subsidiary" means any Subsidiary which owns a Principal Property. (Section 1.01)

     Consolidation, Merger and Sale of Assets. The Company may not consolidate with, merge into, or sell or convey its property and assets substantially as an entirety to another entity unless the successor entity assumes all the obligations of the Company under the indenture and the debt securities and after giving effect thereto, no default or Event of Default shall have occurred and be continuing and such successor entity shall be incorporated under the laws of the United States or any State. Thereafter, except in the case of a conveyance by way of lease, all such obligations of the Company shall terminate. (Section 9.1) The indenture further provides with respect to each series of debt securities that, unless the terms of such series of debt securities provide otherwise, the Company will not, and will not permit any Restricted Subsidiary to, merge or consolidate with another corporation, or sell all or substantially all of its assets to another corporation for a consideration other than the fair value thereof in cash, if such other corporation has outstanding obligations secured by a mortgage which, after such transaction, would extend to any Principal Property owned by the Company or such Restricted Subsidiary prior to such transaction, unless the Company or such Restricted Subsidiary shall have effectively provided that the debt securities of such series will be secured by a mortgage which, upon completion of the aforesaid transaction, will rank prior to such mortgage of such other corporation on any Principal Property. (Section 3.6)

     The provisions of the indenture do not afford holders of the debt securities protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of the debt securities.

Events of Default

     An Event of Default with respect to debt securities of any series is defined under the indenture as being:

     (a) default in payment of any principal of the debt securities of such series, either at maturity, upon any redemption, by declaration or otherwise;

     (b) default for 30 days in payment of any interest on any debt securities of such series;

     (c) default for 90 days after written notice in the observance or performance of any other covenant or agreement in the debt securities of such series or the indenture;

     (d)  certain events of bankruptcy, insolvency or reorganization; or

     (e) any other Event of Default provided for in the debt securities of such series or in the supplemental indenture creating such debt securities. (Section 5.1)

     The indenture provides that (i) if an Event of Default described in the foregoing clauses (a), (b), (c) or (e) (if the Event of Default under clause (c) or (e) is with respect to less than all series of debt securities then outstanding) shall have occurred and be continuing, either the trustee or the holders of not less than 25% in principal amount of the debt securities of all affected series (treated as one class) then outstanding may then declare the principal of all debt securities of all such affected series and interest accrued thereon to be due and payable immediately; and (ii) if an Event of Default described in the foregoing clauses (d), (c) or (e) (if the Event of Default under clause (c) or (e) is with respect to all series of debt securities then outstanding) shall have occurred and be continuing, either the trustee or the holders of not less than 25% in principal amount of all debt securities then outstanding (treated as one class) may declare the principal of all debt securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal of or interest on such debt securities) by the holders of a majority in principal amount of the debt securities of all such affected series then outstanding. (Section 5.1)

     Subject to certain limitations, the holders of a majority in principal amount of the outstanding debt securities (treated as one class) may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee. (Section 5.9)

     The indenture provides that no holder of debt securities may institute any action under the indenture (except actions for payment of overdue principal or interest) unless such holder previously shall have given to the trustee written notice of default and continuance thereof and unless the holders of not less than 25% in principal amount of the debt securities of each affected series (treated as one class) then outstanding shall have requested the trustee to institute such action and shall have offered the trustee reasonable indemnity, the trustee shall not have instituted such action within 60 days of such request and the trustee shall not have received direction inconsistent with such written request by the holders of a majority in principal amount of the debt securities of each affected series (treated as one class). (Section 5.6)

     The indenture contains a covenant that the Company will file annually with the trustee a certificate of no default or a certificate specifying any default that exists. (Section 3.5)

Defeasance

     The indenture provides that, with respect to each series of debt securities, unless the terms of such series of debt securities provide otherwise, the Company shall be discharged from its obligations under the debt securities of such series if the Company irrevocably deposits with the trustee in trust (i) cash, or (ii) in the case of any series of debt securities the payments on which may only be made in Dollars (as defined), U.S. Government Obligations (as defined), maturing as to principal and interest at such times and in such amounts as will insure the availability of cash or (iii) any combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants to pay when due the principal and interest on all debt securities of such series and any mandatory sinking fund payments provided that certain other conditions are met. These conditions include the delivery to the trustee of an opinion of counsel to the effect that the Holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred. Upon such discharge, the provisions of the indenture with respect to the debt securities of such series shall no longer be in effect except for certain rights, including registration of transfer and exchange of debt securities of such series and substitution of mutilated, defaced, destroyed, lost or stolen debt securities. (Section 10.1)

     The Company will be released from its obligations with respect to the covenants relating to the limitation on liens and sale and lease-back transactions and the restriction on consolidations, mergers and sale of assets with respect to the debt securities on and after the date the conditions set forth below are satisfied ("covenant defeasance"). Covenant defeasance means that, with respect to the outstanding debt securities of any series, the Company may omit to comply with and will have no liability in respect of any term, condition or limitation with respect to such provisions of the indenture and such omission to comply shall not constitute an Event of Default, but the other terms of the indenture and such debt securities shall be unaffected thereby. The following are the conditions to covenant defeasance: (a) the Company has irrevocably deposited or caused to be deposited with the trustee in trust (i) cash, or (ii) in the case of any series of debt securities the payments on which may only be made in Dollars, U.S. Government Obligations maturing as to principal and interest at such times and in such amounts as will insure the availability of cash or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants to pay when due (A) the principal and interest on all debt securities of such series and (B) any mandatory sinking fund payments; (b) no Event or Default or event which with notice or lapse of time or both would become an Event of Default with respect to the debt securities shall have occurred and be continuing on the date of such deposit; and (c) certain other customary conditions. (Section 10.1)

Modification of the Indenture

     The indenture provides that the Company and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

     (a)  secure any debt securities;

     (b) evidence the assumption by a successor corporation of the obligations of the Company;

     (c)  add covenants for the protection of the holders of debt securities;

     (d)  cure any ambiguity or correct any inconsistency in the indenture;

     (e)  establish the forms or terms of debt securities of any series; and

     (f) evidence the acceptance of appointment by a successor trustee. (Section 8.1)

     The indenture also contains provisions permitting the Company and the trustee, with the consent of the holders of not less than a majority in principal amount of debt securities of each series then outstanding and affected, to add any provisions to, or change in any manner or eliminate any of the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities of each series so affected; provided that the Company and the trustee may not, without the consent of the holder of each outstanding debt security affected thereby,

     (a) extend the final maturity of the principal of any debt security or reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon or reduce any amount payable on the redemption thereof or change the currency in which the principal thereof (including any amount in respect of original issue discount) or interest thereon is payable or reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy or alter certain provisions of the indenture relating to debt securities not denominated in U.S. dollars or impair the right to institute suit for the enforcement of any payment on any debt security when due;

     (b) reduce the aforesaid percentage in principal amount of debt securities of any series, the consent of the holders of which is required for any such modification; or

     (c) modify any of the foregoing provisions except to increase the aforesaid percentage or to provide that other provisions of the indenture may not be amended or waived without the consent of the holder of each outstanding debt security affected thereby. (Section 8.2)

The Trustee

     The trustee, JPMorgan Chase Bank, is the administrative agent and a lending bank under our credit facilities. In addition, one or more affiliates of the trustee have performed and may continue to perform various commercial banking, investment banking and financial advisory services for us.

                           TAX CONSEQUENCES TO HOLDERS

     The prospectus supplement will contain a summary of the material U.S. federal income tax consequences, if any, to persons investing in the debt securities offered by that prospectus supplement. In addition, if the tax laws of foreign countries are material to a particular series of debt securities, a prospectus supplement may describe the principal income tax consequences of acquiring, owning and disposing of such series of debt securities. The summary of tax consequences contained in the prospectus supplement will be presented for informational purposes only, however, and will not be intended as legal or tax advice to prospective purchasers. You should consult your own tax advisor prior to any acquisition of debt securities.

                              PLAN OF DISTRIBUTION

General

     The debt securities may be sold:

          o to or through underwriting syndicates represented by managing underwriters;

          o through one or more underwriters without a syndicate for them to offer and sell to the public;

          o    through dealers or agents; or

          o to investors directly in negotiated sales or in competitively bid transactions.

     The prospectus supplement for each series of securities we sell will describe that offering, including:

          o    the name or names of any underwriters;

          o    the purchase price and the proceeds to us from that sale;

          o any underwriting discounts and other items constituting underwriters' compensation;

          o any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

          o    any securities exchanges on which the securities may be listed.

Underwriters

     If underwriters are used in the sale, we will execute an underwriting agreement with those underwriters relating to the securities that we will offer. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase these securities will be subject to conditions. The underwriters will be obligated to purchase all of these securities if any are purchased.

     The securities subject to the underwriting agreement will be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these securities for whom they may act as agent. Underwriters may sell these securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     We also may sell the securities in connection with a remarketing upon their purchase, in connection with a redemption or repayment, by a remarketing firm acting as principal for its own account or as our agent. Remarketing firms may be deemed to be underwriters in connection with the securities that they remarket.

     We may authorize underwriters to solicit offers by institutions to purchase the securities subject to the underwriting agreement from us, at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. If we sell securities under these delayed delivery contracts, the prospectus supplement will state that as well as the conditions to which these delayed delivery contracts will be subject and the commissions payable for that solicitation.

Agents

     We may also sell any of the securities through agents designated by us from time to time. We will name any agent involved in the offer or sale of these securities and will list commissions payable by us to these agents in the prospectus supplement. These agents will be acting on a best efforts basis to solicit purchases for the period of its appointment, unless we state otherwise in the prospectus supplement.

Direct Sales

     We may sell any of the securities directly to purchasers. In this case, we will not engage underwriters or agents in the offer and sale of these securities.

Indemnification

     We may indemnify underwriters, dealers or agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act of 1933 and agree to contribute to payments which these underwriters, dealers or agents may be required to make.

No Assurance of Liquidity

     The securities offered hereby may be a new issue of securities with no established trading market. Any underwriters that purchase securities from us may make a market in these securities. The underwriters will not be obligated, however, to make a market and may discontinue market-making at any time without notice to holders of the securities. We cannot assure you that there will be liquidity in the trading market for any securities of any series.


                                  LEGAL MATTERS

     The validity of the debt securities offered by this prospectus and any prospectus supplement will be passed upon for us by Simpson Thacher & Bartlett LLP, our counsel.


                                     EXPERTS

     The consolidated financial statements of Wyeth at December 31, 2002 and 2001 and for each of the two years in the period ended December 31, 2002 incorporated by reference in this prospectus have been so incorporated by reference in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of Wyeth for the year ended December 31, 2000 incorporated by reference in this prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, our previous independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference in reliance upon the authority of said firm as experts in giving said report.

     Arthur Andersen LLP completed its audit of our consolidated financial statements at December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001 and issued its report with respect to such consolidated financial statements on January 24, 2002. On June 15, 2002, Arthur Andersen LLP was convicted of obstruction of justice for activities relating to its previous work for Enron Corp., and Arthur Andersen LLP ceased to audit publicly held companies in August 2002. Investors in the securities which may be sold under any prospectus supplement may not be able to effectively recover against Arthur Andersen LLP for any claims they may have under securities or other laws as a result of Arthur Andersen LLP's previous role as our independent accountants and as author of the audit report for the audited financial statements for the year ended December 31, 2000, incorporated by reference in this prospectus.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution*

                                                                   Estimated
                                                                    Amounts
                                                                   ----------
     Securities and Exchange Commission registration fee
       under the 1933 Act....................................      $  202,250
     Printing and engraving expenses.........................      $   20,000
     Legal fees and expenses.................................      $  190,000
     Rating agency fees......................................      $1,022,900
     Accountants' fees and expenses..........................      $  100,000
     Blue Sky fees and expenses..............................      $   10,000
     Trustee fees and expenses...............................      $   20,000
     Miscellaneous...........................................      $    4,850
                                                                   ----------
     Total...................................................      $1,570,000

* Except for the Securities and Exchange Commission registration fee, all fees and expenses are estimated. All of the above fees and expenses will be borne by the Company.


Item 15.  Indemnification of Directors and Officers

     Article Nine of the Company's Restated Certificate of Incorporation provides for the elimination of personal monetary liabilities of directors of the Company for breaches of certain of their fiduciary duties to the full extent permitted by Section 102(b)(7) of the General Corporation Law of Delaware (the "GCL"). Section 102(b)(7) of the GCL enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of members of its board of directors to the corporation or its shareholders for monetary damages for violations of a director's fiduciary duty as a director. Such a provision has no effect on the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty. In addition, no such provision may eliminate or limit the liability of a director for breaching his or her duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating the law, paying an unlawful dividend or approving an illegal stock repurchase, or obtaining an improper personal benefit.

     Section 145 of the GCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation--a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

     The Company's By-laws provide that the Company is authorized to provide indemnification and to advance expenses to its directors, officers and employees in respect of claims, actions, suits or proceedings based upon, arising from, relating to or by reason of the fact that any such director or officer serves in such capacity with the Company or at the request of the Company in any capacity with any other corporation or entity of which the Company is or was a stockholder, creditor or otherwise interested.

     The Company maintains directors' and officers' liability insurance which insures against liabilities that directors or officers of the Company may incur in such capacities.

     The form of Underwriting Agreement filed as Exhibit 1.1 provides for the indemnification of the Company, its controlling persons, its directors and officers by any agents, dealers or underwriters who execute those agreements against certain liabilities which might arise from information furnished to the Company by such indemnifying party.

Item 16.  Exhibits

                                INDEX TO EXHIBITS

Exhibit
Number    Description
-------   -----------

1.1       Form of Underwriting Agreement (filed herewith).
4.1       Indenture dated as of April 10, 1992 between American Home
          Products Corporation and Manufacturers Hanover Trust Company, as trustee (incorporated by reference to Exhibit 4-a to the Registrant's Registration Statement on Form S-3 (File No. 33-57339), filed on January 18, 1995).
4.2 Supplemental Indenture dated October 13, 1992 between American Home Products Corporation and Chemical Bank, as trustee (incorporated by reference to Exhibit 4-b to the Registrant's Registration Statement on Form S-3 (File No. 33-57339), filed on January 18, 1995).
5.1 Opinion of Simpson Thacher & Bartlett LLP as to legality of the debt securities (filed herewith).
12.1 Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 to the Registrant's Annual Report on Form 10-K, filed on March 31, 2003).
12.2 Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, filed on August 8, 2003).
23.1      Consent of PricewaterhouseCoopers LLP (filed herewith).
23.2      Consent of Simpson Thacher & Bartlett LLP (included in Exhibit
          5.1).
24.1      Power of Attorney of Wyeth (filed herewith).
25 Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939, as amended, of JPMorgan Chase Bank, as trustee (filed herewith).

     After reasonable efforts, the Company has not been able to obtain the written consent of Arthur Andersen LLP, the Company's former independent public accountants, to the incorporation by reference into this registration statement of its report covering the Company's financial statements for the year ended December 31, 2000. The Company has dispensed with the requirement to file the written consent of Arthur Andersen LLP in reliance on Rule 437a promulgated under the Securities Act of 1933, as amended. Since the Company has not been able to obtain the written consent of Arthur Andersen LLP, investors will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statements of a material fact contained in the financial statements for the year ended December 31, 2000 audited by Arthur Andersen LLP incorporated by reference herein or any omissions to state a material fact required to be stated therein.

Item 17.  Undertakings

The undersigned registrant hereby undertakes:

     (1) to file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

     (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby further undertakes that for purposes of determining any liability under the Securities Act:

     (1) each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (2) the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(B)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

     (3) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, except pursuant to the insurance policies referred to in Item 15, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Madison, state of New Jersey, on August 28, 2003.

                                    WYETH

                                    By:   /s/ Kenneth J. Martin
                                       ------------------------------
                                       Name:  Kenneth J. Martin
                                       Title: Executive Vice President and
                                              Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dated indicated.

          Signtures                            Title                 Date
          ---------                            -----                 ----

Principal Executive Officers:

/s/ Robert Essner*                          Chairman of the      August 28, 2003
--------------------------------            Board, President and
    Robert Essner                           Chief Executive
                                            Officer

Principal Financial Officer:

/s/ Kenneth J. Martin                       Executive Vice       August 28, 2003
--------------------------------            President and
    Kenneth J. Martin                       Chief Financial
                                            Officer

Principal Accounting Officer:

/s/ Paul J. Jones*                          Vice President and   August 28, 2003
--------------------------------            Controller
    Paul J. Jones

Directors:

/s/ Clifford L. Alexander, Jr*              Director             August 28, 2003
--------------------------------
    Clifford L. Alexander, Jr.

                                            Director
--------------------------------
    Frank A. Bennack, Jr.

/s/ Richard L. Carrion*                     Director             August 28, 2003
--------------------------------
    Richard L. Carrion

/s/ John D. Feerick*                        Director             August 28, 2003
--------------------------------
    John D. Feerick

/s/ John P. Mascotte*                       Director             August 28, 2003
--------------------------------
    John P. Mascotte

/s/ Mary Lake Polan M.D., Ph.D., M.P.H.*    Director             August 28, 2003
--------------------------------
    Mary Lake Polan, M.D., Ph.D., M.P.H.

/s/ Ivan G. Seidenberg*                     Director             August 28, 2003
--------------------------------
    Ivan G. Seidenberg

/s/ Walter V. Shipley*                      Director             August 28, 2003
--------------------------------
    Walter V. Shipley

/s/ John R. Torell, III*                    Director             August 28, 2003
--------------------------------
    John R. Torell, III


*By: /s/ Kenneth J. Martin                  Executive Vice       August 28, 2003
--------------------------------            President and
         Kenneth J. Martin,                 Chief Financial
         Attorney-in-Fact                   Officer

                                INDEX TO EXHIBITS

Exhibit
Number    Description
-------   -----------

1.1       Form of Underwriting Agreement (filed herewith).
5.1 Opinion of Simpson Thacher & Bartlett LLP as to legality of the debt securities (filed herewith).
23.1      Consent of PricewaterhouseCoopers LLP (filed herewith).
24.1      Power of Attorney of Wyeth (filed herewith).
25 Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939, as amended, of JPMorgan Chase Bank, as trustee (filed herewith).